Calculation of Filing Fee Tables
S-8
ZoomInfo Technologies Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share, reserved for issuance under the 2020 Omnibus Incentive Plan	Other	15,347,381	$ 7.32	$ 112,342,828.92	0.0001381	$ 15,514.54
Total Offering Amounts:						$ 112,342,828.92		$ 15,514.54
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 15,514.54
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrants common stock that become issuable under the 2020 Omnibus Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrants outstanding shares of common stock. Reflects an automatic increase to the number of shares of the Registrants common stock reserved for issuance pursuant to future awards under the Plan, with respect to the fiscal year ended December 31, 2025, which annual increase is provided for in the Plan. Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low sales prices of the Registrants common stock as reported on the Nasdaq Global Select Market on February 9, 2026 (which is within five (5) business days prior to the date of filing of this Registration Statement).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A